Exhibit 4.1

                            AMENDMENT NUMBER EIGHT TO
                     AMENDED AND RESTATED SECURITY AGREEMENT

     AMENDMENT NUMBER EIGHT TO AMENDED AND RESTATED SECURITY AGREEMENT (this "Amendment"), dated as of August 23, 2002 by and among UNION ACCEPTANCE FUNDING CORPORATION, an Indiana corporation, as Seller (in such capacity, the "Seller"), UAFC CORPORATION, a Delaware corporation, as debtor (in such capacity, the "Debtor"), UNION ACCEPTANCE CORPORATION, an Indiana corporation ("UAC"), individually and in its capacity as collection agent (in such capacity, the "Collection Agent"), ENTERPRISE FUNDING CORPORATION, a Delaware corporation (the "Company"), MBIA INSURANCE CORPORATION, a New York stock insurance company, as financial guaranty insurer (the "Insurer") and BANK OF AMERICA, N.A., a national banking association ("Bank of America"), individually and as collateral agent for the Company, the Bank Investors, and the Insurer (in such capacity, the "Collateral Agent") amending that certain Amended and Restated Security Agreement dated as of May 12, 2000 (as the same may be amended, restated, supplemented or modified from time to time, the "Security Agreement").

     WHEREAS, in order to induce the Insurer and the Collateral Agent to consent to the extension of the Termination Date until August 25, 2003 subject to the terms and conditions of this Amendment, and in consideration of the foregoing and of other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto mutually desire to make certain amendments to the Security Agreement as hereinafter set forth.

     NOW, THEREFORE, the parties hereby agree as follows:

     SECTION 1. Defined Terms. As used in this Amendment, and except as otherwise provided in this Section 1, capitalized terms shall have the same meanings assigned thereto in the Security Agreement.

          (a) Section 1.1 of the Security Agreement is hereby amended by adding the following definitions in alphabetical order therein:

          "Back-up Servicing Agreement" shall mean the agreement or agreements pursuant to which an entity acceptable to the Insurer agrees to perform back-up servicing functions as provided therein and as successor servicer under the Servicing Agreements and the Security Agreement if so required.

          "Servicing Agreement" shall mean each of the following agreements, as the same may be amended, restated, supplemented or otherwise modified from time to time:

               (A) the Pooling and Servicing Agreement among UAC Securitization Corporation as depositor, Union Acceptance Corporation as servicer and BNY Midwest Trust Company, as successor to Harris Trust and Savings Bank as trustee dated as of March 1, 1998;

               (B) the Pooling and Servicing Agreement among UAC Securitization Corporation as depositor, Union Acceptance Corporation as servicer and BNY Midwest Trust Company, as successor to Harris Trust and Savings Bank as trustee dated as of June 1, 1998;

               (C) the Pooling and Servicing Agreement among UAC Securitization Corporation as depositor, Union Acceptance Corporation as servicer and BNY Midwest Trust Company, as successor to Harris Trust and Savings Bank as trustee dated as of September 1, 1998;

               (D) the Pooling and Servicing Agreement among UAC Securitization Corporation as depositor, Union Acceptance Corporation as servicer and BNY Midwest Trust Company, as successor to Harris Trust and Savings Bank as trustee dated as of November 1, 1998;

               (E) the Pooling and Servicing Agreement among UAC Securitization Corporation as depositor, Union Acceptance Corporation as servicer and BNY Midwest Trust Company, as successor to Harris Trust and Savings Bank as trustee dated as of February 1, 1999;

               (F) the Trust and Servicing Agreement among UAC Securitization Corporation as depositor, Union Acceptance Corporation as servicer and Wachovia Trust Company, National Association, formerly First Union
          Trust Company, National Association as owner trustee dated as of May 1, 1999;

               (G) the Trust and Servicing Agreement among UAC Securitization Corporation as seller, Union Acceptance Corporation as servicer and Wachovia Trust Company, National Association, formerly First Union Trust Company, National Association as owner trustee dated as of July 23, 1999;

               (H) the Trust and Servicing Agreement among UAC Securitization Corporation as depositor, Union Acceptance Corporation as servicer and Wachovia Trust Company, National Association, formerly First Union Trust Company, National Association as owner trustee dated as of August 1, 1999;

               (I) the Trust and Servicing Agreement among UAC Securitization Corporation as depositor, Union Acceptance Corporation as servicer and Wachovia Trust Company, National Association, formerly First Union Trust Company, National Association as owner trustee dated as of November 1, 1999;

               (J) the Trust and Servicing Agreement among UAC Securitization Corporation as depositor, Union Acceptance Corporation as servicer and Wachovia Trust Company, National Association, formerly First Union Trust Company, National Association as owner trustee dated as of February 1, 2000;

               (K) the Trust and Servicing Agreement among UAC Securitization Corporation as depositor, Union Acceptance Corporation as servicer and Wachovia Trust Company, National Association, formerly First Union Trust Company, National Association as owner trustee dated as of June 1, 2000;

               (L) the Trust and Servicing Agreement among UAC Securitization Corporation as depositor, Union Acceptance Corporation as servicer and Wachovia Trust Company, National Association, formerly First Union Trust Company, National Association as owner trustee dated as of November 17, 2000;

               (M) the Trust and Servicing Agreement among UAC Securitization Corporation as depositor, Union Acceptance Corporation as servicer and Wachovia Trust Company, National Association, formerly First Union Trust Company, National Association as owner trustee dated as of February 24, 2001;

               (N) the Trust and Servicing Agreement among UAC Securitization Corporation as depositor, Union Acceptance Corporation as servicer and Wachovia Trust Company, National Association, formerly First Union Trust Company, National Association as owner trustee dated as of September 25, 2001; and

               (O) the Trust and Servicing Agreement among UAC Securitization Corporation as depositor, Union Acceptance Corporation as servicer and Wachovia Trust Company, National Association, formerly First Union Trust Company, National Association as owner trustee dated as of March 18, 2002.

     "Servicing Term Agreements" shall mean the agreement or agreements pursuant to which the term of UAC as servicer under each Servicing Agreement shall terminate and UAC shall be reappointed for a period of 60 days ending on October 31, 2002.

          (b) Section 1.1 of the Security Agreement is hereby amended by deleting the definition of "Commitment Termination Date" and replacing it with the following (solely for convenience changed language is italicized):

          "Commitment Termination Date" shall mean August 25, 2003, or such later date to which the Commitment Termination Date may be extended by the Debtor, the Agent and the Bank Investors not later than 30 days prior to the then current Commitment Termination Date.

     (c) Section 1.1 of the Security Agreement is hereby amended by deleting the definition of "Termination Date" and replacing it with the following (solely for convenience changed language is italicized):

          "Termination Date" shall mean the earliest of (i) that Business Day designated by the Debtor to the Agent as the Termination Date at any time following 60 days' written notice to the Agent, (ii) the date of termination of the liquidity commitment of the Liquidity Provider under the Liquidity Provider Agreement, (iii) the date of termination of the commitment of the Credit Support Provider under the Credit Support Agreement, (iv) the day on which a Termination Event occurs pursuant to
     Section 7.1, (v) two business days prior to the Commitment Termination Date, (vi) August 25, 2003, unless extended prior to such date pursuant to a Revolving Period Extension (as defined in the Insurance Agreement), or
     (vii) the day on which UAC's term as Collection Agent shall terminate and shall not be extended pursuant to Section 6.1A hereof.


     SECTION 2. Amendment to Article VI. Article VI of the Security Agreement is hereby amended to add the following section as Section 6.1A immediately following Section 6.1 thereof:

          SECTION 6.1A Successor Collection Agent. Notwithstanding Section 6.1 of this Agreement, the parties hereby agree that the initial term of UAC as Collection Agent shall terminate at 11:59 p.m. on August 26, 2002; provided, however, UAC shall act as successor Collection Agent for a 60-day term commencing at 12:00 a.m. on August 27, 2002 and terminating at 11:59
     a.m. on October 31, 2002 (the "Servicing Term"), unless such term is extended for an additional 60-day term (such term, an "Extended Servicing Term") in writing executed by the Insurer prior to the expiration of such Servicing Term. Any Extended Servicing Term may be similarly extended prior to its expiration. Upon the expiration of the Servicing Term or any subsequent Extended Serving Term without renewal, all rights and obligations of UAC as successor Collection Agent under the Transaction Documents shall terminate and all authority and power of UAC as successor Collection Agent shall pass to and be vested in the back-up servicer designated pursuant to the Back-up Servicing Agreement or such other entity as shall be designated by the Insurer. UAC shall, on or before September 4, 2002 and on the date that is three (3) Business Days from the end of each Settlement Period, deliver to the Insurer a tape containing the master record of the Receivables as of the end of the previous Settlement Period in such form as the Insurer shall reasonably require. UAC hereby agrees to cooperate with the Insurer and the back-up servicer designated pursuant to the Back-up Servicing Agreement or other successor Collection Agent in effectuating the complete transfer of the servicing, administration and collection functions from UAC to the back-up servicer or such other successor Collection Agent in accordance with the Transaction Documents and this Agreement.


          SECTION 3. Amendment to Section 7.1.

          (a) Section 7.1(o) of the Security Agreement is hereby amended by deleting such paragraph and replacing it with the following (solely for convenience added language is italicized):

               (o) the Insurer shall have given notice that a Trigger Event (as defined in the Insurance Agreement) has occurred and is continuing under the Insurance Agreement;

          (b) Section 7.1 of the Security Agreement is hereby amended deleting the word "and" at the end of subsection (p) thereof and by adding the following subsections (r)-(u) in alphabetical order at the end thereof:

               (r) the Servicing Term Agreements shall not be fully executed and in full force and effect by September 6, 2002;

               (s) the Back-up Servicing Agreement shall not be fully executed and in full force and effect by October 31, 2002;

               (t) UAC shall cease to be the Collection Agent and

               (u) the Transaction Documents shall not be amended to reflect the changes required by either S&P or Moody's to restore or maintain the Insurer's shadow rating with respect to the Policy at BBB or Baa2 respectively within five (5) Business Days of notice from the Insurer that such amendments are necessary.

     SECTION 4. Limited Scope. This amendment is specific to the circumstances described above and does not imply any future amendment or waiver of rights allocated to the Debtor, the Collection Agent, the Agent, the Administrative Agent, the Insurer or the Collateral Agent under the Security Agreement.

     SECTION 5. Effectiveness. This Amendment shall become effective as of August 23, 2002 when counterparts of this Amendment shall have been accepted and agreed to by each of the parties hereto.

     SECTION 6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES WHICH MAY REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

     SECTION 7. Severability; Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 8. Ratification. Except as expressly affected by the provisions hereof, the Security Agreement as amended shall remain in full force and effect in accordance with its terms and ratified and confirmed by the parties hereto. On and after the date hereof, each reference in the Security Agreement to "this Agreement", "hereunder", "herein" or words of like import shall mean and be a reference to the Security Agreement as amended by this Amendment.

                                       1
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     IN WITNESS  WHEREOF,  the parties  hereto have executed and delivered  this
Amendment Number Eight as of the date first written above.




                                        ENTERPRISE FUNDING CORPORATION,
                                          as Company

                                        By: _______________________________
                                            Name:
                                            Title:



                                        UAFC CORPORATION,
                                          as Debtor

                                        By: _______________________________
                                            Name:
                                            Title:



                                        UNION ACCEPTANCE FUNDING
                                          CORPORATION, as Seller

                                        By: _______________________________
                                            Name:
                                            Title:



                                        UNION ACCEPTANCE CORPORATION,
                                          individually and as Collection Agent
                                        By: _______________________________
                                            Name:
                                            Title:







                                        BANK OF AMERICA, N.A.,
                                          individually and as Collateral Agent
                                         and Bank Investor

                                        By: _______________________________
                                            Name:
                                            Title:



                                        MBIA INSURANCE CORPORATION, as
                                          Insurer

                                        By: _______________________________
                                            Name:
                                            Title: